POWER OF ATTORNEY

	I, Kevin L. Roberg, a Director of Thomas & Betts Corporation (the "Corporation"), hereby constitute and appoint J. N. Raines,
Vice President-General Counsel and Secretary of the Corporation,
W. David Smith, Jr., Asst Gen Counsel and Asst Sec. of the Corporation, and Delisa A. Johnigarn, Corp Legal Spec., as my true and lawful attorneys, giving and granting unto each of them, acting solely, full power and authority, including full power of substitution and revocation, to do and perform whatever may be necessary to be done in order to prepare, sign and file with the Securities and Exchange Commission and the New York Stock Exchange the various forms necessary to report my ownership of shares of the Corporation's
Common Stock and the acquisition or disposal of any shares of the Corporation's Common Stock, or derivatives thereof, hereby ratifying and confirming all that either of them or their delegated substitute or substitutes shall lawfully do or cause to be done pursuant to this Power of Attorney.
	IN TESTIMONY WHEREOF I have executed this Power
of Attorney on this 1st day of May, 2007.
						/s/ Kevin L. Roberg
						Kevin L. Roberg
						Director